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                                                                    EXHIBIT 3.14


                                    BY-LAWS
                                       OF
                                   IBICO INC.

                                  ARTICLE ONE

                               REGISTERED OFFICE

              The registered office of the Corporation is located at 760 Bonnie Lane, Elk Grove Village, Illinois and the name of the registered agent of the Corporation at such address is: Richard O. Dill.

                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

                               Place of Meetings

              2.01 All meetings of the Shareholders shall be held at the registered office of the Corporation, or any other place within or without the State of Illinois, as may be designated from time to time by the Board of Directors.

                             Time of Annual Meeting

              2.02 The annual meeting of the Shareholders shall be held each year on March 1st or at such other time as the Board of Directors shall determine.

                                Special Meetings

              2.03 Special meetings of the Shareholders may be called at any time by the President, by the entire Board of Directors, by any two (2) or more Directors, or by one (1) or more Shareholders, holding not less than one-fifth (1/5) of all the outstanding shares entitled to vote on the matters for which the meeting is called.

                        Informal Action by Shareholders

              2.04 Any action required or permitted by law to be taken at any meeting of the Shareholders may be taken without a meeting and without a vote, if a consent in writing, stating forth the action so taken, is signed (i) by all of the Shareholders entitled to vote with respect to the subject matter thereof; or (ii) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting provided five (5) days prior notice of the proposed action is given in writing to all of the Shareholders entitled to vote in respect to the subject matter thereof. Notice of the taking of the Corporation action without a meeting by less
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than unanimous written consent shall be given in writing to those Shareholders who have not consented in writing.

                               Notice of Meeting

              2.05 Written or printed notice stating the place, day, hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting, or in case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

                                     Quorum

              2.06 A majority of the outstanding shares entitled to vote on a matter represented in person or by proxy shall constitute a quorum for consideration of such matter at a meeting of Shareholders. If a quorum is present the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the Shareholders.

                                     Voting

              2.07 Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. In all elections for Directors, every Shareholder shall have the right to vote the number of shares owned by such Shareholder for as many persons as there are Directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Treasury shares shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.


                                    Proxies

              2.08 At all meetings, any Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless





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otherwise provided in the proxy.  Every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the Corporation generally. The dates contained on the forms of proxy shall presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                                Waiver of Notice

              2.09 Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                               Fixing Record Date

              2.10 The date on which notice of the meeting is mailed or the date on which a resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for the determination of Shareholders.

                                 ARTICLE THREE

                                   DIRECTORS

                                     Powers

              3.01 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may give general, limited or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business of the Corporation and may give power of attorney to agents of the Corporation to transact any special business requiring such authorization.

                     Number and Qualifications of Directors

              3.02 The number of Directors of this Corporation shall be one. The Directors need not be Shareholders of this Corporation or residents of Illinois. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the terms of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.





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                          Election and Term of Office

              3.03 The Directors shall be elected annually by the Shareholders. The terms of all Directors shall expire at the next annual Shareholders meeting following their election. Despite the expiration of a Director's term, he or she shall continue to serve until the next meeting of Shareholders at which Directors are elected.

                                   Vacancies

              3.04 The Directors of the Corporation may, by action of a majority of Directors then in office, fill one (1) or more vacancies arising between meetings of Shareholders by reason of an increase in the number of Directors or otherwise. Any Director so selected shall serve until the next meeting of Shareholders of the Corporation at which Directors are to be elected.

                              Directors' Meetings

              3.05 All regular (annual) and special meetings of the Board of Directors may be held either within or without the State of Illinois as may be designated from time to time by the Board.

                           Regular (Annual) Meetings

              3.06 Regular (annual) meetings of the Board of Directors shall be held without call or notice immediately following each annual meeting of the Shareholders of the Corporation.

                       Special Meetings, Call and Notices

              3.07 Special meetings of the Board of Directors for any purpose shall be called at any time by the President, or if he is absent or unable or refuses to act, by any Vice President or any Director. Written notices of the special meetings, stating the time and place of the meeting shall be mailed or telegraphed or personally delivered to each Director not later than three (3) days before the day appointed for the meeting. Attendance of a Director at any special meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                     Quorum

              3.08 A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors may participate in and act at any meeting of the Board through the use of a conference





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telephone or other communication equipment by means of which all persons participating in the meeting can hear each other.

                            Informal Action by Board

              3.09 Any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting and with a Note, if a consent in writing, stating the action so taken, is signed by all of the Directors entitled to vote with respect to the subject matter thereof.

                               Adjournment Notice

              3.10 A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                              Removal of Directors

              3.11 One or more of the Directors may be removed, with or without cause, at a meeting of Shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of Directors, except that:

       No Director shall be removed at a meeting of Shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more Directors named in the notice. Only the named Director or Directors may be removed at such meeting.

       If less than the entire Board is to be removed, no Director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if cumulatively voted at an election of the entire Board of Directors.

                              Conflict of Interest

              3.12 A Director may be a party to a transaction with the Corporation, either directly or indirectly, if the transaction is fair to the Corporation at the time it is authorized, approved, or ratified and so long as the material facts of the transaction and the Director's interest or relationship are disclosed or known to the Board of Directors and the Board authorized, approved or ratified the transaction by the affirmative votes of a majority of disinterested Directors, even though such disinterested Directors are less than a quorum.





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                                  ARTICLE FOUR

                                    OFFICERS

                             Title and Appointment

              4.01 The officers of the Corporation shall consist of a Chief Executive Officer (who may either be Chairman of the Board or President, as determined by the Board of Directors) and a Secretary and such other officers (including one or more Vice Presidents and a Treasurer) and assistant officers as the Board of Directors shall determine from time to time. Officers other than President, Secretary and Treasurer (if any) shall be considered "Administrative Officers" whose names need not be disclosed publicly (e.g. on annual report filings with the State of Illinois) depending on the discretion of the Chief Executive Officer. Any two (2) or more offices may be held by the same person. The officers shall be elected at the regular meeting of the Board of Directors, or at such other meeting of the Board as shall be called for such purpose, and unless employed by written contract, the terms of which provide otherwise, their term of office shall be at the will of the Board.

              4.01.1 The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the Shareholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He may sign bonds, mortgages, certificates for shares and all other contracts and documents except in cases where signing and execution thereof shall be expressly delegated by law, by the Board of Directors of these By-laws to some other officer or agent of the Corporation. He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to its Board of Directors. The Board of Directors may designate whether the Chairman of the Board, if one shall have been chosen, or the President shall be the Chief Executive Officer of the Corporation. If a Chairman of the Board has not been chosen, or if one has been chosen but not designated Chief Executive officer, then the President shall be the Chief Executive Officer of the Corporation.

              4.01.2 The Chairman of the Board. If the Chairman of the Board has not been designated Chief Executive Officer, he shall perform such duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors.

              4.01.3 The President. If the President has not been designated Chief Executive Officer, he shall be considered the





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Chief Operating Officer of the Corporation and shall perform such duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors.

              4.01.4 Consultant to President. The Consultant to President shall perform such duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors and shall be answerable only to President.

              4.01.5 The Vice President. In the absence of the President, or in the event of his inability or refusal to act, the Vice President is empowered to act, and shall thereupon be vested with all of the powers and duties of the President.

              4.01.6 The Secretary. The Secretary shall (a) have custody of the corporate minute book, stock transfer ledger and all other business records of the Corporation; (b) have the authority to certify the By-laws, resolutions of the Shareholders and Board of Directors and other documents of the Corporation as true and correct copies thereof; (c) mail or cause to be mailed all notices required under the By-laws; (d) maintain a list of the Shareholders and their addresses, and perform all other duties incident to the office of Secretary.

              4.01.7 The Treasurer. The Treasurer shall have custody of the funds of the Corporation, collect monies due, pay the obligations of the Corporation out of its funds, and perform such other duties as are incident to the office of Treasurer.

              4.01.8 Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers (a/k/a controllers or accounting managers) and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. If required by the Board of Directors, the Assistant Treasurers shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                            Execution of Instruments

              4.02 The Board of Directors may, in its discretion, designate any officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise prohibited by law, and such execution or signature shall be binding upon the Corporation.

                              Removal of Officers

              4.03 Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be





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without prejudice to the contract rights, if any, of the person so removed.
Election or appointment of an officer or agent shall not of itself create contract rights.

                                  Compensation

              4.04 The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of reimbursement by the officer, subject to the determination of the Board, proportionate amounts may be withheld from the officer's compensation payments until the amount owed to the Corporation has been recovered.

              Indemnification of Directors, Officers and Employees

              4.05 To the fullest extent permitted by Section 8.75 of the Illinois Business Corporation Act, the Board of Directors is authorized, if it so elects, to indemnify any person by reason of the fact that he or she was or is a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                                  ARTICLE FIVE

                        ISSUANCE AND TRANSFER OF SHARES

                               Share Certificates

              5.01 The issued shares of this Corporation shall be represented by certificates in such form and manner as the Board of Directors may provide or if so authorized by the Board of Directors may be uncertificated shares. Certificates shall be signed by the President or Vice President and the Secretary or Assistant Secretary. The rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.





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              5.02 A corporate seal shall not be required to authenticate share certificates or any other document of this corporation.

              5.03 Every certificate representing shares of more than one class shall set forth upon the face or back of the certificate a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued, and with respect to any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any Shareholder upon request and without charge.

              5.04 The Board of Directors may provide by resolution that some or all of any or all classes and series of the Corporation's shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates pursuant to Section 5.03.

              5.05 No certificate shall be issued for any share until such share is fully paid.

                          Replacement of Certificates

              5.06 No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

                               Transfer of Shares

              5.07 Shares of the Corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto.





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                                  ARTICLE SIX

                        INSPECTION OF BOOKS AND RECORDS

              All books and records provided for by statute shall be open to inspection of the Shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable times.

                                 ARTICLE SEVEN

                                  FISCAL YEAR

              The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                                 ARTICLE EIGHT

                              AMENDMENT OF BYLAWS

              The power to make, alter, amend, or repeal the Bylaws is vested in the Board of Directors, unless for any reason (e.g. death or resignation) the Corporation would be without a Board of Directors, in which case said power shall be vested in the Shareholders.


                                  * * * * * *

                                   IBICO INC.

                               BY-LAWS AMENDMENT

                           (effective March 1, 1992)

                     Section 3.02 of Article III of the by-laws be and it is
              hereby amended so as to increase the number of Directors of the Corporation from one (1) to three (3).





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